Exhibit 4.1

EXECUTION COPY

SEALED AIR CORPORATION

As Issuer

to

SUNTRUST BANK

As Trustee

Indenture

Dated as of July 1, 2003

5 5/8% SENIOR NOTES DUE 2013

6 7/8% SENIOR NOTES DUE 2033

TABLE OF CONTENTS

Parties
Recitals

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101. Definitions
5 5/8% Notes
6 7/8% Notes
Accounts Receivable
Act
Additional Securities
Affiliate
Agent Member
Applicable Procedures
Authenticating Agent
Board of Directors
Board Resolution
Business Day
Capital Lease
Clearstream
Commission
Company
Company Order
Company Request
Comparable Treasury Issue
Comparable Treasury Price
Consolidated Assets
Consolidated Net Tangible Assets
Corporate Trust Office
Corporation
Credit Agreements
Defaulted Interest
Depositary
Domestic Subsidiary
DTC
Euroclear
Event of Default
Exchange Act

NOTE:  This table of contents shall not, for any reason, be deemed to be a part of this Indenture.

i

Expiration Date
Foreign Subsidiary
Funded Debt
GAAP
Global Security
Holder
Indebtedness
Indenture
Independent Investment Banker
Initial Purchasers
Initial Regulation S Securities
Interest Payment Date
Issue Date
Lien
Material Subsidiary
Maturity
Notice of Default
Officers’ Certificate
Opinion of Counsel
Original Securities
Other Securities
Outstanding
Paying Agent
Permitted Encumbrances
Permitted Receivables Financing
Person
Predecessor Security
Principal Property
Purchase Agreement
Redemption Date
Reference Treasury Dealer
Reference Treasury Dealer Quotations
Regular Record Date
Regulation S
Regulation S Certificate
Regulation S Global Security
Regulation S Legend
Regulation S Securities
Restricted Global Security
Restricted Period
Restricted Securities
Restricted Securities Certificate
Restricted Securities Legend
Restricted Subsidiary
Rule 144A
Rule 144A Securities

Sale and Leaseback Transaction
Securities
Securities Act
Securities Act Legend
Security Register
Security Registrar
Special Record Date
Stated Maturity
Subsidiary
Subsidiary Guarantee
Subsidiary Guarantor
Treasury Rate
Trust Indenture Act
Trustee
Unrestricted Securities Certificate
U.S. Government Obligations
Vice President
SECTION 102.	Compliance Certificates and Opinions
SECTION 103.	Form of Documents Delivered to Trustee
SECTION 104.	Acts of Holders; Record Dates
SECTION 105.	Notices, Etc., to Trustee, Company and Subsidiary Guarantors
SECTION 106.	Notice to Holders; Waiver
SECTION 107.	Effect of Headings and Table of Contents
SECTION 108.	Successors and Assigns
SECTION 109.	Separability Clause
SECTION 110.	Benefits of Indenture
SECTION 111.	Governing Law
SECTION 112.	Legal Holidays
SECTION 113.	Confidentiality

ARTICLE TWO

Security Forms

SECTION 201.	Forms Generally; Initial Forms of Rule 144A, Regulation S and Other Securities
SECTION 202.	Form of Face of 5 5/8% Note
SECTION 203.	Form of Reverse of 5 5/8% Note
SECTION 204.	Form of Face of 6 7/8% Note
SECTION 205.	Form of Reverse of 6 7/8% Note
SECTION 206.	Form of Trustee’s Certificate of Authentication

ARTICLE THREE

The Securities

SECTION 301.	Title and Terms

v

SECTION 1006.	Maintenance of Properties
SECTION 1007.	Payment of Taxes and Other Claims
SECTION 1008.	Maintenance of Insurance
SECTION 1009.	Limitation on Liens
SECTION 1010.	Limitations on Sale and Leaseback Transactions
SECTION 1011.	Waiver of Certain Covenants

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.	Right of Redemption
SECTION 1102.	Applicability of Article
SECTION 1103.	Election to Redeem; Notice to Trustee
SECTION 1104.	Selection by Trustee of Securities to Be Redeemed
SECTION 1105.	Notice of Redemption
SECTION 1106.	Deposit of Redemption Price
SECTION 1107.	Securities Payable on Redemption Date
SECTION 1108.	Securities Redeemed in Part

ARTICLE TWELVE

Defeasance and Covenant Defeasance

SECTION 1201.	Company’s Option to Effect Defeasance or Covenant Defeasance
SECTION 1202.	Defeasance and Discharge
SECTION 1203.	Covenant Defeasance
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance
SECTION 1205.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions
SECTION 1206.	Reinstatement

ARTICLE THIRTEEN

Subsidiary Guarantee

SECTION 1301.	[Reserved]
SECTION 1302.	Subsidiary Guarantors
SECTION 1303.	Subsidiary Guarantors May Consolidate, Etc., on Certain Terms
SECTION 1304.	Release of Subsidiary Guarantors

TESTIMONIUM

SIGNATURES AND SEALS

ANNEXES

ANNEX A Form of Regulation S Certificate
ANNEX B Form of Restricted Securities Certificate
ANNEX C Form of Unrestricted Securities Certificate
ANNEX D Form of Subsidiary Guarantee

INDENTURE, dated as of July 1, 2003, between SEALED AIR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Park 80 East, Saddle Brook, New Jersey 07663, and SunTrust Bank, a state banking corporation organized and existing under the laws of the State of Georgia, as Trustee (herein called the “Trustee”).

RECITALS

The Company has duly authorized the creation of the issue of two series of senior notes, one series designated as the 5 5/8% Senior Notes due 2013 (the “5 5/8% Notes”), and one series designated as the 6 7/8% Senior Notes due 2033 (the “6 7/8% Notes” and, together with the 5 5/8% Notes, the “Securities”) of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary (i) to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company, all in accordance with their respective terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions
of General Application

SECTION 101.              Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean GAAP as are generally accepted at the date of such computation;

(4)           all references in this Indenture, the Securities and any Subsidiary Guarantee to principal in respect of any Security shall be deemed to mean and include any redemption price payable in respect of such Security pursuant to any redemption hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date with respect to any such redemption price, and express mention of the payment of any redemption price in any provision hereof or thereof shall not be construed as excluding reference to any redemption price in those provisions hereof or thereof where such express reference is not made);

(5)           unless the context otherwise requires, any reference to “Article”, “Section” or “Annex” refers to an Article or Section of or Annex to this Indenture; and

(6)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“5 5/8% Notes” has the meaning specified in the first paragraph of the recitals to this instrument.

“6 7/8% Notes” has the meaning specified in the first paragraph of the recitals to this instrument.

“Accounts Receivable” means, with respect to any Person, all rights of such Person to the payment of money arising out of any sale, lease or other disposition of goods or provision of services by such Person.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” has the meaning specified in Section 301.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means, with respect to the Company, the board of directors of the Company, or any duly authorized committee of that board.

“Board Resolution” of the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Lease” means at any date any lease of property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (or any successor securities clearing agency).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the series of Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date for the applicable series of Securities, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Assets” means, at any date, the total consolidated assets of the Company and its Subsidiaries, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date, Consolidated Assets after deducting therefrom, without duplication, (i) applicable reserves and other properly deductible items, (ii) all current liabilities and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent publicly issued balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

“Corporate Trust Office” means the principal office of the Trustee in Atlanta, Georgia, at which its corporate trust business shall be administered at all times, which at the date hereof is 25 Park Place, 24th floor, Atlanta, Georgia 30303.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Credit Agreements” means the Global Revolving Credit Agreement (5-Year) among the Company, the subsidiary borrowers parties thereto, the subsidiary guarantors parties thereto, the banks parties thereto, and ABN AMRO Bank N.V., as administrative agent, dated March 30, 1998, as amended, and the Global Revolving Credit Agreement (364-Day) among the Company, the subsidiary borrowers parties thereto, the subsidiary guarantors parties thereto, the banks parties thereto, and Bank of America, N.A., as administrative agent, dated as of March 23, 2001, as such Credit Agreements may, pursuant to any future global revolving credit agreement entered into by the Company, be amended, supplemented, extended, renewed, consolidated into a single agreement, restated, replaced, refinanced or modified from time to time (whether or not there is ever a period when there is no Credit Agreement then in effect), including, without limitation, by adding additional parties to or increasing the commitments under such Credit Agreements.

“Defaulted Interest” has the meaning specified in Section 308.

“Depositary” means, with respect to any Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Domestic Subsidiary” means each Subsidiary of the Company that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation.

“Euroclear” means the Euroclear Clearance System (or any successor securities clearing agency).

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 (or any successor statute), as it may be amended from time to time.

“Expiration Date” has the meaning specified in Section 104.

“Foreign Subsidiary” means (i) each Subsidiary of the Company not incorporated under the laws of the United States or of any State thereof and (ii) any other Subsidiary of the Company substantially all of the operations of which remain outside the United States.

“Funded Debt” means all Indebtedness having a maturity of more than 12 months from the date as of which the computation of Funded Debt is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“GAAP” means United States generally accepted accounting principles.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the applicable Security Register.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) to the extent such amounts would be, in accordance with GAAP, recorded as debt on a balance sheet of such Person, (iv) all obligations of such Person under Capital Leases, (v) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than three Business Days) and (vii) all guarantees or endorsements (other than endorsements for collection or deposit in the ordinary course of business) of such Person of Indebtedness of others.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of this instrument and any such supplemental indenture, respectively.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Fleet Securities, Inc., ABN AMRO Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Crédit Lyonnais Securities (USA) Inc. and SunTrust Capital Markets, Inc.

“Initial Regulation S Securities” means the Securities sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means the date on which the Securities are first authenticated and delivered under this Indenture.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

“Material Subsidiary” means any Subsidiary that, directly or indirectly through a Subsidiary, either (A) owns assets with a book value in excess of 5% of the book value of the Consolidated Assets of the Company and its Subsidiaries, taken as a whole, measured as of the last day of the most recently completed fiscal quarter for which the Company has publicly issued financial statements or (B) generated annual revenues in excess of 5% of the revenues of the Company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which the Company has publicly issued financial statements.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 501(4).

“Officers’ Certificate” of the Company or any Subsidiary Guarantor means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or such Subsidiary Guarantor, as the case may be, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company or the chief operating officer of the Company.  Unless the context otherwise requires, each reference herein to an “Officers’ Certificate” means an Officers’ Certificate of the Company.  References herein, or in any Security or Subsidiary Guarantee, to any officer of a Subsidiary Guarantor or other Person that is a partnership means such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Original Securities” has the meaning specified in Section 301.

“Other Securities” means the Securities sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A and Regulation S.

“Outstanding”, when used with respect to any series of Securities, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

(i)            Securities of such series theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities of such series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or any Subsidiary Guarantor (if the Company or any Subsidiary Guarantor, as the case may be, shall act as a Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Securities of such series which have been defeased pursuant to Section 1202 hereof; and

(iv)          Securities of such series which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities of such series have been authenticated and delivered pursuant to this Indenture, other than any such Securities of such series in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities of such series owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities of such series which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities of such series so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor.

“Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Permitted Encumbrances” means, as of any particular time and with respect to any real property of the Company or any of its Subsidiaries, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such real property and which do not secure Indebtedness and do not materially impair such real property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and (ii) municipal and zoning ordinances which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such real property.

“Permitted Receivables Financing” means a sale, pledge or any other transfer of Accounts Receivable as a method of financing.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Predecessor Security” of any particular Security means every Security issued before, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principal Property” means any manufacturing plant located in the United States currently owned or subsequently acquired by the Company or any Subsidiary which has a gross book value which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 1% of Consolidated Assets, other than properties or any portion of a particular property which the Company’s Board of Directors determines, in good faith, not to be of material importance to the business of the Company and its Subsidiaries, taken as a whole, or, in the case of a portion of a particular property, to the use or operation of such property.

“Purchase Agreement” means the Purchase Agreement, dated June 26, 2003, between the Company and the Initial Purchasers, as such agreement may be amended from time to time.

“Redemption Date” means, with respect to any Securities to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Citigroup Capital Markets Inc.,  and Credit Suisse First Boston LLC and their respective successors (each, a “Primary Treasury Dealer”) appointed by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or the July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

“Regulation S Certificate” means a certificate substantially in the form set forth in Annex A.

“Regulation S Global Security” has the meaning specified in Section 201.

“Regulation S Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Sections 202 and 204 to be placed upon a Regulation S Security.

“Regulation S Securities” means all Securities required pursuant to Section 306(c) to bear a Regulation S Legend.  Such term includes the Regulation S Global Security.

“Restricted Global Security” has the meaning specified in Section 201.

“Restricted Period” means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of Securities pursuant to the Purchase Agreement occurs.

“Restricted Securities” means all Securities required pursuant to Section 306(c) to bear a Restricted Securities Legend.  Such term includes the Restricted Global Security.

“Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex B.

“Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Company that is a Material Subsidiary and a Domestic Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Securities” means the Securities purchased by the Initial Purchasers from the Company pursuant to the Purchase Agreement, other than the Other Securities and the Initial Regulation S Securities.

“Sale and Leaseback Transaction” means an arrangement with any lender or investor, or to which any lender or investor is a party, providing for the leasing by a Person of any Principal Property of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property, other than such arrangements involving any Principal Property within 180 days after the purchase or completion of construction of such Principal Property.  The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Securities” has the meaning specified in the first paragraph of the recitals to this instrument, and includes both Original Securities and Additional Securities.

“Securities Act” means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

“Securities Act Legend” means a Restricted Securities Legend or a Regulation S Legend.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Subsidiary Guarantee” means the unconditional guarantee by the Subsidiary Guarantor of the due and punctual payment of principal, premium, if any, and interest on each series of Securities, executed in the form established pursuant to Annex D hereof.

“Subsidiary Guarantor” means at any time each Subsidiary that has become a Subsidiary Guarantor pursuant to Section 1302 of this Indenture, in each case so long as it remains a Subsidiary Guarantor.

“Treasury Rate” means, with respect to any Redemption Date for each series of Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for such series of  Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in the case of (i) or (ii), are not callable or redeemable except at the option of the holders thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or specific payment of interest on or principal of other amount with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president”.

SECTION 102.              Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act (as if such Act applied) or this Indenture.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.              Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.              Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent of such Holders duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the applicable Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date with respect to either series of Securities for the purpose of determining the Holders of Outstanding Securities of such series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph.  If any record date with respect to either series of Securities is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of such series on the date such action is taken.  Promptly after any record date with respect to either series of Securities is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders of such series of Securities and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of such series of Securities in the manner set forth in Section 106.

The Trustee may set any day as a record date with respect to either series of Securities for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512.  If any record date with respect to either series of Securities is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of such series on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders of such series of Securities and the applicable Expiration Date to be given to the Company in writing and to each Holder of such series of Securities in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of the applicable series of Securities in the manner set forth in Section 106, on or prior to the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105.              Notices, Etc., to Trustee, Company and Subsidiary Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Department, or at any other address previously furnished in writing to the Holders or the Company by the Trustee, or, with respect to notices by the Company or any Subsidiary Guarantor, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers: (404) 588-7335 or to any other facsimile number previously furnished in writing to the Company by the Trustee, or

(2)           the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to it addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, Attention:  General Counsel and Secretary, or at any other address previously furnished in writing to the Trustee by the Company or, with respect to notices by the Trustee, transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile number: (201) 703-4113 or to any other facsimile number previously furnished in writing to the Trustee by the Company.

SECTION 106.              Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the applicable Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.              Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.              Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.              Separability Clause.

In case any provision in this Indenture or in the Securities or any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.              Benefits of Indenture.

Nothing in this Indenture or in the Securities or any Subsidiary Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.              Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 112.              Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities or any Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

SECTION 113.              Confidentiality.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement among the parties, the parties (and each employee,

representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions (and any related transactions or arrangement) contemplated hereby, provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated hereby (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any federal or state securities law.

ARTICLE TWO

Security Forms

SECTION 201.                                         Forms Generally; Initial Forms of Rule 144A, Regulation S and Other Securities.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

Any Subsidiary Guarantees shall be in substantially the form set forth in Annex D hereto.

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed and (with respect to Global Securities) the rules of the Depositary, all as determined by the officers executing such Securities as evidenced by their execution thereof.

Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).  Such Global Securities, together with their successor securities which are Global Securities other than the Regulation S Global Security, are collectively herein called the “Restricted Global Security”.

Upon their original issuance, Initial Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct); provided that upon such deposit all such Securities shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream.  Such Global Securities, together with their successor securities which are Global Securities other than the Restricted Global Security, are collectively herein called the “Regulation S Global Security”.

Upon their original issuance, Other Securities shall not be issued in the form of a Global Security or in any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

SECTION 202.              Form of Face of 5 5/8% Note.

[If the Security is a Restricted Security or is an Other Security, then insert — This Security has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the following sentence.  By its acquisition of this Security, the holder (1) represents that (a) it is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act), (b) it is an institutional “Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investor”), or (c) it is not a U.S. Person and is acquiring this Security in an Offshore Transaction in compliance with Regulation S under the Securities Act; (2) agrees that it will not, prior to expiration of the holding period applicable to sales of this Security under Rule 144(k) under the Securities Act (or any successor provision), resell or otherwise transfer this Security except (a) to Sealed Air Corporation or any Subsidiary thereof, (b) to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) to an Institutional Accredited Investor that, prior to such transfer, furnishes to SunTrust Bank, as trustee (or a successor trustee, if applicable), a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Security (the form of which letter can be obtained from such Trustee or a successor trustee, as applicable) and, if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $100,000, an opinion of counsel acceptable to Sealed Air Corporation that such transfer is in compliance with the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or (f) outside the United States in compliance with Rule 904 under the Securities Act; and (3) agrees that it will deliver to each person to whom this Security is transferred a notice substantially to the effect of this legend.  If the proposed transferee is an Institutional Accredited Investor or is a purchaser who is not a Qualified Institutional Buyer or a U.S. Person, the holder must, prior to such transfer, furnish to SunTrust Bank, as trustee (or a successor trustee, as applicable), such certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  This legend will be removed upon the earlier of the transfer of this Security pursuant to Clause 2(e) above or upon any transfer of this Security under Rule 144(k) under the Securities Act (or any successor provision).  As used in this Security, the terms “Offshore Transaction,” “United States”

and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.]

[If the Security is a Regulation S Security, then insert — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[If the Security is a Global Security, then insert — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[If the Security is a Global Security and The Depository Trust Company is to be the Depositary therefor, then insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SEALED AIR CORPORATION
5 5/8% SENIOR NOTES DUE 2013

[If Restricted Global Security - CUSIP Number: 81211K AJ 9]

[If Regulation S Global Security - CUSIP Number: U81193 AC 5]

[If Other (Non-Global) Security - CUSIP Number:                     ]

No.	$

SEALED AIR CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                 , or registered assigns, the principal sum of                               Dollars

[if the Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, when taken together with the principal amounts of all other Outstanding Securities, may be unlimited) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on July 15, 2013 and to pay interest thereon from July 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15, in each year, commencing January 15, 2004, at the rate of 5 5/8% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest on this Security which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Security from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on this Security shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]	SEALED AIR CORPORATION

By

Attest:

SECTION 203.              Form of Reverse of 5 5/8% Note.

This Security is one of a duly authorized issue of Securities of the Company designated as its 5 5/8% Senior Notes due 2013 (herein called the “Securities”) issued under an Indenture, dated as of July 1, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and the Trustee, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture).  The aggregate principal amount of the Securities is unlimited.  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption at the election of the Company as a whole at any time or in part from time to time, upon not less than 30 days’ nor more than 60 days’ notice by first-class mail, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities from the Redemption Date to the applicable maturity date discounted, in either case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 30 basis points, plus, in either (i) or (ii), any interest accrued but not paid to the date of redemption.  For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to clause (ii) of the preceding sentence shall not include interest accrued as of the applicable Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed  portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Original Securities (as defined in the Indenture) and the Additional Securities (as defined in the Indenture), if any, shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are, under certain circumstances provided in the Indenture, required to be guaranteed pursuant to Subsidiary Guarantees with respect to the payment of the principal, premium, if any, and interest on the Securities.  Each Holder, by holding this Security, agrees to all of the terms and provisions of any such Subsidiary Guarantees.  Each Subsidiary Guarantee issued pursuant to the terms of the Indenture shall provide that the Subsidiary Guarantor party thereto shall be released from its obligations under such Subsidiary Guarantee if it is no longer a subsidiary guarantor under, and as such term is defined in, the Credit Agreements and upon delivery to the Trustee of an Officers’ Certificate certifying to that effect.  On the date of original issuance of the Securities, no Subsidiaries of the Company shall be required to provide Subsidiary Guarantees.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register for the Securities, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204.              Form of Face of 6 7/8% Note.

[If the Security is a Restricted Security or is an Other Security, then insert — This Security has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the following sentence.  By its acquisition of this Security, the holder (1) represents that (a) it is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act), (b) it is an institutional “Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investor”), or (c) it is not a U.S. Person and is acquiring this Security in an Offshore Transaction in compliance with Regulation S under the Securities Act; (2) agrees that it will not, prior to expiration of the holding period applicable to sales of this Security under Rule 144(k) under the Securities Act (or any successor provision), resell or otherwise transfer this Security except (a) to Sealed Air Corporation or any Subsidiary thereof, (b) to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) to an Institutional Accredited Investor that, prior to such transfer, furnishes to SunTrust Bank, as trustee (or a successor trustee, if applicable), a signed letter containing certain representations and agreements relating to the restrictions on transfer of this Security (the form of which letter can be obtained from such Trustee or a successor trustee, as applicable) and, if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $100,000, an opinion of counsel acceptable to Sealed Air Corporation that such transfer is in compliance with the Securities Act, (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or (f) outside the United States in compliance with Rule 904 under the Securities Act; and (3) agrees that it will deliver to each person to whom this Security is transferred a notice substantially to the effect of this legend.  If the proposed transferee is an Institutional Accredited Investor or is a purchaser who is not a Qualified Institutional Buyer or a U.S. Person, the holder must, prior to such transfer, furnish to SunTrust Bank, as trustee (or a successor trustee, as applicable), such certifications, legal opinions or other information as it may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  This legend will be removed upon the earlier of the transfer of this Security pursuant to Clause 2(e) above or upon any transfer of this Security under Rule 144(k) under the Securities Act (or any successor provision).  As used in this Security, the terms “Offshore Transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.]

[If the Security is a Regulation S Security, then insert — THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

[If the Security is a Global Security, then insert — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER

THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[If the Security is a Global Security and The Depository Trust Company is to be the Depositary therefor, then insert — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SEALED AIR CORPORATION
6 7/8% SENIOR NOTES DUE 2033

[If Restricted Global Security - CUSIP Number: 81211K AK 6]

[If Regulation S Global Security - CUSIP Number: U81193 AD 3]

[If Other (Non-Global) Security - CUSIP Number:                 ]

No.	$

SEALED AIR CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                     , or registered assigns, the principal sum of                              Dollars [if the Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, when taken together with the principal amounts of all other Outstanding Securities, may be unlimited) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on July 15, 2033 and to pay interest thereon from July 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15, in each year, commencing January 15, 2004, at the rate of 6 7/8% per annum, until the principal hereof is paid or made available for payment, provided that any amount of interest on this Security which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Security from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the

Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.  Interest on this Security shall be computed on the basis set forth in the Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

[SEAL]	SEALED AIR CORPORATION

By

Attest:

SECTION 205.              Form of Reverse of 6 7/8% Note.

This Security is one of a duly authorized issue of Securities of the Company designated as its 6 7/8% Senior Notes due 2033 (herein called the “Securities”) issued under an Indenture, dated as of July 1, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and the Trustee, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture).  The aggregate principal amount of the Securities is unlimited.  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities are subject to redemption at the election of the Company as a whole at any time or in part from time to time, upon not less than 30 days’ nor more than 60 days’ notice by first-class mail, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities from the Redemption Date to the applicable maturity date discounted, in either case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as such term is defined in the Indenture) plus 35 basis points, plus, in either (i) or (ii), any interest accrued but not paid to the date of redemption.  For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to clause (ii) of the preceding sentence shall not include interest accrued as of the applicable Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed  portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

The Original Securities (as defined in the Indenture) and the Additional Securities (as defined in the Indenture), if any, shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers and redemptions.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are, under certain circumstances provided in the Indenture, required to be guaranteed pursuant to Subsidiary Guarantees with respect to the payment of the principal, premium, if any, and interest on the Securities.  Each Holder, by holding this Security, agrees to all of the terms and provisions of any such Subsidiary Guarantees.  Each Subsidiary Guarantee issued pursuant to the terms of the

Indenture shall provide that the Subsidiary Guarantor party thereto shall be released from its obligations under such Subsidiary Guarantee if it is no longer a subsidiary guarantor under, and as such term is defined in, the Credit Agreements and upon delivery to the Trustee of an Officers’ Certificate certifying to that effect.  On the date of original issuance of the Securities, no Subsidiaries of the Company shall be required to provide Subsidiary Guarantees.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register for the Securities, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee, may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 206.              Form of Trustee’s Certificate of Authentication.

Dated:

This is one of the Securities described in the within-mentioned Indenture.

SunTrust Bank,
as Trustee

By:
Authorized Officer

ARTICLE THREE

The Securities

SECTION 301.              Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Trustee shall authenticate Securities on the Issue Date in (i) an aggregate principal amount not to exceed $400,000,000 of 5 5/8% Notes and (ii) an aggregate principal amount not to exceed $450,000,000 of 6 7/8% Notes (collectively, the “Original Securities”).  In addition, subject to the provisions of Section 102, the Trustee shall authenticate additional Securities of each series (collectively, the “Additional Securities”) upon receipt of an Officers’ Certificate specifying the amount of Securities to be authenticated and the date on which such Securities are to be authenticated and certifying that all conditions precedent to the issuance of the Additional Securities contained herein have been complied with and that no default or Event of Default would occur as a result of the issuance of such Additional Securities.  The aggregate principal amount of the Additional Securities, if any, is unlimited.

The 5 5/8% Notes shall be known and designated as the “5 5/8% Senior Notes due 2013” of the Company.  Their Stated Maturity shall be July 15, 2013 and they shall bear interest at the rate of 5 5/8% per annum, from July 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on January 15 and July 15, commencing January 15, 2004, until the principal thereof is paid or made available for payment.

The 6 7/8% Notes shall be known and designated as the “6 7/8% Senior Notes due 2033” of the Company.  Their Stated Maturity shall be July 15, 2033 and they shall bear interest at the rate of 6 7/8% per annum, from July 1, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on January 15 and July 15, commencing January 15, 2004, until the principal thereof is paid or made available for payment.

The principal of (and premium, if any) and interest on each series of the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York (which initially shall be the office of the Trustee located at SunTrust Bank c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005), maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall not have the benefit of any sinking fund obligations.

Each series of Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

The Original Securities and the Additional Securities, if any, of each series, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions.

Each series of Securities shall be guaranteed by any Subsidiary Guarantors as provided in Article Thirteen and any Subsidiary Guarantees, the form of which is set forth in Annex D hereto.

SECTION 302.              Denominations.

Each series of the Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.              Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers or the Company’s seal on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.              Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities, which Securities are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution thereof.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities, upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.              Global Securities.

(a)           Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)           Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (iii) the Company executes and delivers to the Trustee an Officers’ Certificate stating that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee).

(c)           If any Global Security is to be exchanged for other Securities of the same series or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three.  If any Global Security is to be exchanged for other Securities of the same series or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security of the same series, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities of such series that are not in the form of Global Securities.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d)           Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 905, or Section 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)           The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture, the Securities and any Subsidiary Guarantees, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306.                                         Registration, Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges; Securities Act Legends.

(a)           Registration, Registration of Transfer and Exchange Generally.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (such register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of each series of Securities and of transfers and exchanges of each series of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, Securities may be exchanged for new Securities of the same series of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and any Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities, surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 905 or 1108 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of the applicable series selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b)           Certain Transfers and Exchanges.  Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 306(b) shall be made only in accordance with this Section 306(b).

(i)            Restricted Global Security to Regulation S Global Security.  If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security of the same series, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member’s account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 305(c).

(ii)           Regulation S Global Security to Restricted Global Security.  If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security of the same series, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (B) if such transfer is to occur during the Restricted Period, a Restricted

Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 305(c).

(iii)          Restricted Non-Global Security to Restricted Global Security or Regulation S Global Security.  If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security of the same series or the Regulation S Global Security of the same series, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (A) such Security as provided in Section 306(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall cancel such Security (and issue a new Security of the same series in respect of any untransferred portion thereof) as provided in Section 306(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(c).

(iv)          Regulation S Non-Global Security to Restricted Global Security or Regulation S Global Security.  If the Holder of a Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security of the same series or the Regulation S Global Security of the same series, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (A) such Security as provided in Section 306(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Security, a Restricted Securities Certificate satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall cancel such Security (and issue a new Security of the same series in respect of any untransferred portion thereof) as provided in Section 306(a) and increase the principal amount of the Restricted Global Security or the

Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(c).

(v)           Non-Global Security to Non-Global Security.  A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security of the same series that is not a Global Security as provided in Section 3.06(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security of the same series, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security of the same series (subject in each case to Section 306(c)).

(vi)          Exchanges between Global Security and Non-Global Security.  A beneficial interest in a Global Security may be exchanged for a Security of the same series that is not a Global Security as provided in Section 305, provided that, if such interest is a beneficial interest in the Restricted Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Security of the same series (subject in each case to Section 306(c)).  A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security of the same series only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (b)(iii) or (iv) above or (B) such Security is a Regulation S Security and such exchange occurs after the Restricted Period.

(vii)         [Reserved]

(viii)        Miscellaneous.  The Trustee shall have no obligations or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

(c)           Securities Act Legends.  Rule 144A Securities, Other Securities and their respective successor securities shall bear a Restricted Securities Legend, and Initial Regulation S Securities and their successor securities shall bear a Regulation S Legend, subject to the following:

(i)            subject to the following Clauses of this Section 306(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security of the same series or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

(ii)           subject to the following Clauses of this Section 306(c), a new Security which is not a Global Security and is issued in exchange for another Security of the same series (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 306(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

(iii)          Registered Securities shall not bear a Securities Act Legend;

(iv)          at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security of the same series (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v)           a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security of the same series (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(vi)          notwithstanding the foregoing provisions of this Section 306(c), a successor security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such successor security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such successor security as provided in this Article Three.

SECTION 307.              Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, any Subsidiary Guarantor and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.              Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of the applicable series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such series of Securities in the manner provided in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the applicable series of Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309.              Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 310.              Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

SECTION 311.              Computation of Interest.

Interest on each series of Securities shall be computed on the basis of a 360-day year of twelve 30-day months provided, however, that any overdue interest and interest on overdue interest on any Securities, shall be computed on the basis of a 365-day or 366-day year, as the case may be, and the number of days actually elapsed during the relevant period.

SECTION 312.              CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401.              Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)           either

(a)           all Securities of any series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all such Securities of any series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of discharging its obligations under this Indenture an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           the Company has or any Subsidiary Guarantors have, jointly or severally, paid or caused to be paid all other sums payable hereunder by the Company and under any Subsidiary Guarantees by any Subsidiary Guarantors, as the case may be; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.              Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary Guarantor acting as the Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501.                        Events of Default.

“Event of Default”, wherever used herein, means any one of the following events with respect to either series of Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of such series at its Maturity; or

(3)           default in the performance, or breach, of Section 801 hereof or Section 1302 hereof (relating to the obligation of the Company to cause Subsidiaries to become Subsidiary Guarantors); or

(4)           default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, in the manner provided in Section 106, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)           a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any Indebtedness of the Company or any Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, of at least $25,000,000, whether such Indebtedness now exists or is hereafter incurred, which default or defaults (i) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or (ii) shall constitute the failure to pay all or any portion of such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days; or

(6)           the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7)           the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary or the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Restricted Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the property of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

SECTION 502.                        Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(6) or (7) that occurs with respect to the Company) occurs with respect to any series of Securities and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest shall become immediately due and payable.  If an Event of Default specified in Section 501(6) or (7) involving the Company occurs, the principal of and any accrued interest on the Securities then Outstanding shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Securities of any series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1)           the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay

(a)           all overdue interest on all Securities of such series,

(b)           the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate provided therefor in such series of Securities,

(c)           to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided therefor in such series of  Securities, and

(d)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(2)           all Events of Default, other than the non-payment of the principal of Securities of such series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.                        Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1)           default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.                        Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company, any Subsidiary Guarantor or any other obligor upon the Securities or the property of the Company or its creditors or of any Subsidiary Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions, including participation as a member, voting or otherwise, of any committee of creditors, which would be authorized under the Trust Indenture Act (as if such Act applied) in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Notwithstanding the foregoing, no provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.                        Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities or any Subsidiary Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the series of Securities in respect of which such judgment has been recovered.

SECTION 506.                        Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the series of Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company, its successors or assigns, or to whoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

SECTION 507.                        Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series of Security;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, or to obtain or to seek to obtain priority or preference over any other Holders of Securities of the same series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of the same series.

SECTION 508.                        Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the written consent of such Holder.

SECTION 509.                        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.                        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.                        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.                        Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.                        Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of the same series waive any past default hereunder and its consequences, except a default

(1)           in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the written consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.                        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including legal fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act (as if such Act applied); provided that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, any Subsidiary Guarantor, the Trustee or any Holder, or group of Holders, holding in the aggregate at least 10% in principal amount of the Outstanding Securities of the applicable series of Securities or in any suit instituted by any Holder for the enforcement of principal of (and premium, if any) or interest on any Security of such series on or after the respective Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.                        Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601.                        Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if such Act applied).  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.                        Notice of Defaults.

Subject to the provisions of Section 603(i), the Trustee shall give the Holders of any series of Securities so affected notice of any default hereunder as and to the extent provided by the Trust Indenture Act (as if such Act applied); provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to such Holders shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.                        Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney upon reasonable notice during normal business hours;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a responsible officer (with direct responsibility for the administration of this Indenture) of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 604.                        Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in both series of Securities and in any Subsidiary Guarantee, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the applicable Subsidiary Guarantor as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, either series of Securities or any Subsidiary Guarantees.  The Trustee shall not be accountable for the use or application by the Company of either series of Securities or the proceeds thereof.

SECTION 605.                        May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, any Subsidiary Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of either series of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company, any Subsidiary Guarantor and any other obligor upon the Securities of such series of Securities and any Subsidiary Guarantees with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.                        Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor, as the case may be.

SECTION 607.                        Compensation and Reimbursement.

The Company agrees

(1)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(3)           to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses, including reasonable attorney’s fees and expenses, of defending itself against any claim (whether asserted by the Company, any Subsidiary Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to both series of Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608.                        Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

SECTION 609.                        Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office located in the Borough of Manhattan, The City of New York.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.                        Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of all of the Outstanding Securities of both series (voting as a single class), delivered to the Trustee and the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of either series for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of either class for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of all of the Outstanding Securities of both series (voting as a single class) delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the such Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of either series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.                        Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.                        Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.                        Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Subsidiary Guarantee, the Trustee shall be subject to the provisions of the Trust Indenture Act (as if such Act applied) regarding the collection of claims against the Company, any Subsidiary Guarantor or any such other obligor.

SECTION 614.                        Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption or pursuant to Section 307, and Securities so authenticated, shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if such Securities had been authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be reasonably acceptable to the Company and shall send written notice of such appointment, in the manner provided in Section 106, to all Holders.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

Dated:

This is one of the Securities described in the within-mentioned Indenture.

SUNTRUST BANK,
As Trustee

By: ,
As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701.                        Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)           semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of each series of Securities as of such Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.                        Preservation of Information; Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders  of each series of Securities contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders  of each series of Securities received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)           The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act as if this Indenture were subject to such Act.

(c)           Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law or in accordance with the provisions of this Indenture.

SECTION 703.                        [Reserved].

SECTION 704.                        Reports by Company and Restricted  Subsidiaries.

The Company shall file with the Trustee and transmit to Holders, such information, documents and other reports as it is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 within 15 days after the same is so required to be filed with the Commission.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

Merger, Consolidation, Etc.

SECTION 801.                        Mergers, Consolidations and Certain Transfers, Leases and Acquisitions of Assets.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1)           in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and

(2)           immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 802.                        Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Supplemental Indentures

SECTION 901.                        Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(3)           to secure the Securities pursuant to the requirements of Section 1009 or otherwise; or

(4)           to provide for the issuance of Additional Securities in accordance with the provisions of its Indenture; or

(5)           to cure any ambiguity, to correct or supplement any provision herein or in any Subsidiary Guarantee which may be inconsistent with any other provision herein or in any Subsidiary Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture or any Subsidiary Guarantee which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect; or

(6)           to add to, change or eliminate any of the provisions of this Indenture to permit or facilitate the issuance of Global Securities and matters related thereto, provided that such action pursuant to this Clause (6) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.                        Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, by Act of said Holders of such series delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to such series of Securities or any Subsidiary Guarantee or of modifying in any manner the rights of the such Holders under this Indenture or any Subsidiary Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series affected thereby,

(1)           change the Stated Maturity of the principal of, or any installment of interest on, any Security of such series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any such Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)           modify the provisions of any Subsidiary Guarantee or the provisions of this Indenture relating to any such Subsidiary Guarantee in any way that shall adversely affect the interests of each Holder of such series of Securities, or

(3)           reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(4)           modify any of the provisions of this Section, Section 513 or Section 1011 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.                        Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.                        Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the series affected theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.                        Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001.                      Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of (and premium, if any) and interest on each series of the Securities in accordance with the terms of each series of the Securities and this Indenture.

SECTION 1002.                      Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantees and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.                      Money for Security Payments to Be Held in Trust.

If the Company or any Subsidiary Guarantor shall at any time act as the Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent (as if such Act applied) and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Subsidiary Guarantor, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or any Subsidiary Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.                      Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 1005.                      Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1006.                      Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.                      Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or which if unpaid would reasonably not be expected to result in a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 1008.                      Maintenance of Insurance.

The Company shall, and shall cause any Subsidiary Guarantors to, keep at all times all of their properties which are of an insurable nature insured against loss or damage, and to maintain liability insurance, with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured, or liability insurance usually is so maintained, by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1009.                      Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create, assume or suffer to exist any Lien securing Indebtedness on (a) any Principal Property now owned or hereafter acquired by the Company or any Restricted Subsidiary or (b) shares of capital stock or Indebtedness of any Material Subsidiary owned by or owing to the Company or any Restricted Subsidiary, or on any income, revenues or rights in respect of any such capital stock or Indebtedness, unless each series of the Securities shall be equally and ratably secured.  This restriction shall not apply, however, to:

(i)            Liens existing on the date of this Indenture; provided that such Liens secure only those obligations which they secure as of the date of this Indenture;

(ii)           Liens on any property securing Indebtedness incurred or assumed after the date of the Indenture for the purposes of financing all or any part of the cost of purchasing, constructing or improving such property (including any Capital Lease); provided that such Lien attaches to such property concurrently with or within 180 days after the purchase, completion of construction or improvement of such property and that such Lien applies to no other property of the Company or any Subsidiary;

(iii)          any Lien on any property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred in contemplation of such event;

(iv)          any Lien on any property of any Person existing at the time such Person is merged or consolidated with or into the Company or any of its Subsidiaries and not incurred in contemplation of such event;

(v)           any Lien on any property existing prior to the acquisition thereof by the Company or any of its Subsidiaries and not incurred in contemplation of such acquisition;

(vi)          Liens securing any obligations of any Subsidiary of the Company to the Company or a Subsidiary;

(vii)         Liens incurred to extend, renew or replace Liens referred to in clauses (i) through (vi) above; provided that any such extension, renewal or replacement Lien shall be limited to the property covered by the Lien extended, renewed or replaced and that the obligation secured by such new Lien shall not be greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs);

(viii)        Liens incurred pursuant to any industrial revenue bond or similar conduit financing to secure the related Indebtedness, so long as such Lien is limited to the property of the related project;

(ix)           Liens on Accounts Receivable that are the subject of a Permitted Receivables Financing (and any related property that would ordinarily be subjected to a Lien in connection with such Permitted Receivables Financing, such as proceeds and records);

(x)            Liens for taxes, governmental assessments, charges or levies in the nature of taxes not yet due and payable, or Liens for taxes, governmental assessments, charges or levies in the nature of taxes being contested in good faith and by appropriate proceedings for which adequate reserves, to the extent required by GAAP, have been established;

(xi)           Liens imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers’ warehousemen’s, materialmen’s, repairmen’s, and mechanic’s liens and other similar Liens arising in the ordinary course of business, including without limitation, Liens in respect of litigation claims made or filed against the Company or any of its Subsidiaries in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets subject to such Lien or materially impair the use of such property in the operation of the business of the Company and its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(xii)          Permitted Encumbrances;

(xiii)         utility deposits and pledges or deposits in connection with the worker’s compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(xiv)        landlord’s liens under leases to which the Company or any of its Subsidiaries is a party;

(xv)         Liens arising from precautionary UCC financing statement or similar filings regarding operating leases; and

(xvi)        Liens not otherwise permitted by the foregoing clauses (i) through (xv) securing Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of (x) $235,000,000 and (y) 15% of Consolidated Net Tangible Assets as at the last day of the most recently ended fiscal quarter of the Company for which the Company has publicly issued financial statements.

SECTION 1010.                      Limitations on Sale and Leaseback Transactions.

The Company shall not enter into, or allow any Restricted Subsidiary of the Company to enter into, any Sale and Leaseback Transaction except for Sale and Leaseback Transactions:

(i)            to which the sole parties are the Company and one or more Restricted Subsidiaries of the Company;

(ii)           which do not involve a lease term of more than three years; or

(iii)          in connection with which the Company or such Restricted Subsidiary, within 120 days after the effective date of such Sale and Leaseback Transaction, applies an amount equal to the greater of (a) the net proceeds of such sale or transfer and (b) the fair value, as determined by the Company’s Board of Directors at the time of such sale or transfer, of the Principal Property sold pursuant to the Sale and Leaseback Transaction,

(x)            to the repayment or retirement (other than mandatory repayment or retirement) of Funded Debt of the Company or such Restricted Subsidiary; or

(y)           to the purchase of other property that will constitute Principal Property.

SECTION 1011.                      Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 through 1010, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the applicable Outstanding Securities of such series shall, by Act of such Holders either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101.                      Right of Redemption.

Each series of Securities may be redeemed as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the series of Securities being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the applicable maturity date discounted, in either case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points in the case of the 5 5/8% Notes, or 35 basis points in the case of the 6 7/8% Notes, plus in either (i) or (ii), any interest accrued but not paid to the date of redmeption.  For the avoidance of doubt, any calculation of the remaining scheduled payments of principal and interest pursuant to clause (ii) of the preceding sentence shall not include interest accrued as of the applicable Redemption Date.  The Securities will not be subject to redemption at the election of the Company except as provided in this Section 1101.

SECTION 1102.                      Applicability of Article.

Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.                      Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities of any series pursuant to Section 1101 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of less than all the Securities of such series, the Company shall, at least 5 Business Days prior to the date on which notice of such redemption is given to Holders of such series of Securities (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such series of Securities to be redeemed.  In addition, in case of any redemption at the election of the Company, the Company shall, at least five Business Days prior to the date on which notice of such redemption is given to Holders of such series of Securities (unless a shorter notice shall be satisfactory to the Trustee), furnish the Trustee with an Officers’ Certificate evidencing compliance with Section 1101 (after giving effect to such proposed redemption).

SECTION 1104.                      Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed, the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of such series of Securities of a denomination larger than $1,000.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.                      Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities of the series to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall identify the series of Securities (including CUSIP number) to be redeemed and shall state:

(1)           the Redemption Date,

(2)           the redemption price,

(3)           if less than all the Outstanding Securities of such series are to be redeemed, the identification (and, in the case of partial redemption of any Securities of such series, the principal amounts) of the particular Securities to be redeemed,

(4)           that on the Redemption Date the redemption price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

(5)           the place or places where such Securities are to be surrendered for payment of the redemption price, and

(6)           the aggregate principal amount of all Securities that will have been redeemed pursuant to Section 1101 through and including the Redemption Date for which such notice is being given.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.                      Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any Subsidiary Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the redemption price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107.                      Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided therefor in the Security.

SECTION 1108.                      Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same class (each with, if applicable, a Subsidiary Guarantee of each Subsidiary Guarantor executed by such Subsidiary Guarantor), of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Defeasance and Covenant Defeasance

SECTION 1201.                      Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities of any series upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202.                      Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, the Company  shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of the applicable series on and after the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that (i) the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and (ii) any Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee, except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such series of Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such series Securities under Sections 304, 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve.  Subject to compliance with this Article Twelve the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203.                      Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section with respect to any series of Securities, (i) the Company  shall be released from its obligations under Sections 1006 through 1010, inclusive, and Clause (3) of Section 801 and (ii)

the occurrence of an event specified in Sections 501(4) (with respect to any of Sections 1006 through 1010, inclusive) and 501(5) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”).  For this purpose, such covenant defeasance means that (a) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document and (b) any Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees; but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204.                      Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities of any series:

(1)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609, who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, and premium, if any, and each installment of interest on such Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities.

(2)            In the case of an election under Section 1202, the Company shall have delivered to the Trustee an opinion of independent counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

(3)            In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to

Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

(4)            The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that such series of Securities, if then listed on any securities exchange or approved for trading in any automated quotation system, will not be delisted or disapproved for such trading as a result of such deposit.

(5)            No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(6) and (7) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(6)            Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7)            Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8)            The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

(9)            Such defeasance or covenant defeasance shall not result in the Trustee or the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended from time to time, or such trust shall be qualified under such act or exempt from regulation thereunder and the Company shall have delivered to the Trustee an Opinion of Counsel to that effect.

SECTION 1205.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively, for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary Guarantor acting as the Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request and be relieved of all liability with respect to any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206.                      Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by  reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE THIRTEEN

Subsidiary Guarantee

SECTION 1301.                      [Reserved].

SECTION 1302.                      Subsidiary Guarantors.

If any Subsidiary of the Company shall become a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, the Company shall cause such Subsidiary concurrently to become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a Subsidiary Guarantee substantially in the form established pursuant to Annex D hereof and (b) an Opinion of Counsel to the effect that such Subsidiary Guarantee has been duly authorized and executed by such Person and constitutes the valid, binding and enforceable obligation of such Person (subject to customary exceptions concerning creditors’ rights and equitable principles).  Notwithstanding the preceding sentence, in no event shall a Foreign Subsidiary become a Subsidiary Guarantor.

A Subsidiary Guarantee shall be executed by manual signature on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer or Vice Presidents, attested by its Secretary or Assistant Secretary.

A Subsidiary Guarantee bearing the manual signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the Subsidiary Guarantee or did not hold such offices at the date of such Subsidiary Guarantee.

SECTION 1303.                      Subsidiary Guarantors May Consolidate,  Etc., on Certain Terms.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or any other  Subsidiary Guarantor or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Subsidiary Guarantor.

SECTION 1304.                      Release of Subsidiary Guarantors.

If a Subsidiary Guarantor is no longer a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, and if the Company shall deliver to the Trustee an Officers’ Certificate certifying to that effect as of the date of such Officers’ Certificate, then automatically, without the requirement of any further action by the Company, such Subsidiary or the Trustee, such Subsidiary shall cease to be a Subsidiary Guarantor hereunder and shall have no further obligation or liability under its Subsidiary Guarantee.  The Trustee shall, at the Company’s expense, execute and deliver such instruments as the Company may reasonably request to evidence such termination.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SEALED AIR CORPORATION

By:	/s/ David H. Kelsey
Name: David H. Kelsey
Title: Vice President and Chief Financial Officer

SUNTRUST BANK, as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Assistant Vice President

ANNEX A — Form of Regulation S Certificate

REGULATION S CERTIFICATE

(For transfers pursuant to § 306(b)(i), (iii) and (v)

of the Indenture)

SunTrust Bank,

     as Trustee

25 Park Place, 24th Floor

Atlanta, Georgia 30303

Attention:  Corporate Trust Department

Re:	5 5/8% Senior Notes due 2013
6 7/8% Senior Notes due 2033 of
Sealed Air Corporation (the “Securities”)

Reference is made to the Indenture, dated as of July 1, 2003 (the “Indenture”), from Sealed Air Corporation (the “Company”) to SunTrust Bank, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $                         principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Security.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)           Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(A)          the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)           the offer of the Specified Securities was not made to a person in the United States;

(C)           either:

(i)            at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)           the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)          no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E)           if the Owner is a dealer in securities or has received a selling concession, fee or other renumeration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(b)(1) have been satisfied; and

(F)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)           the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Subsidiary Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX B — Form of Restricted Securities Certificate

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 306(b)(ii), (iii), (iv) and (v)

of the Indenture)

SunTrust Bank,

     as Trustee

25 Park Place, 24th Floor

Atlanta, Georgia 30303

Attention:  Corporate Trust Department

Re:	5 5/8% Senior Notes due 2013
6 7/8% Senior Notes due 2033 of
Sealed Air Corporation (the “Securities”)

Reference is made to the Indenture, dated as of July 1, 2003 (the “Indenture”), from Sealed Air Corporation (the “Company”) to SunTrust Bank, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $                                 principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as:

(1)           Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

(A)          the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)           the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2)           Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)          the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)           the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Subsidiary Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

ANNEX C —Form of Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 306(c))

SunTrust Bank,

     as Trustee

25 Park Place, 24th Floor

Atlanta, Georgia 30303

Attention:  Corporate Trust Department

Re:	5 5/8% Senior Notes due 2013
6 7/8% Senior Notes due 2033 of
Sealed Air Corporation (the “Securities”)

Reference is made to the Indenture, dated as of July 1, 2003 (the “Indenture”), from Sealed Air Corporation (the “Company”) to SunTrust, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S. $                             principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 306(c) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges that any future transfers of

C-1

the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, any Subsidiary Guarantors and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-2

ANNEX D — Form of Subsidiary Guarantee

Form of Subsidiary Guarantee

SUBSIDIARY GUARANTEE

For value received, the Subsidiary Guarantor named below, as of the date hereof, hereby unconditionally guarantees to the Holders of the [5 5/8% Senior Notes due 2013]  [6 7/8% Senior Notes due 2033] (the “Securities”), issued pursuant to an Indenture dated as of July 1, 2003 between Sealed Air Corporation (the “Company”) and SunTrust Bank, as Trustee (the “Indenture”), for the benefit of whom this Subsidiary Guarantee is executed and delivered, and to the Trustee on behalf of such Holders, the due and punctual payment of the principal of (and premium, if any) and interest on such Securities when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, or otherwise, according to the terms thereof and of the Indenture referred to therein.  In case of the failure of the Company punctually to make any such payment, the Subsidiary Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, or otherwise, and as if such payment were made by the Company.

The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, any creation, exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guarantee of, or any consent to departure from any requirement of any other guarantee of, all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged, while it remains a Subsidiary Guarantor, except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee.  The Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Subsidiary Guarantor to enforce this Subsidiary Guarantee without first proceeding against the Company.  The Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, the Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of the Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Securities.

The Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amounts paid by the Subsidiary Guarantor on account of the Securities pursuant to the provisions of this Subsidiary Guarantee; provided, however, that the Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all of the Securities issued under the Indenture shall have been paid in full.

This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets.

The obligations of the Subsidiary Guarantor hereunder are limited to the maximum amount that would cause the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee not to constitute a fraudulent conveyance or fraudulent transfer under Federal or State law, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Agreements) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations set forth in the following paragraph.  To the fullest extent permitted by law, this Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

To the extent that any Subsidiary Guarantor shall be required to pay any amounts on account of the Securities pursuant to its Subsidiary Guarantee in excess of the greater of (i) the amount of the economic benefit actually received by such Subsidiary Guarantor from the issuance of the Securities and (ii) an amount calculated as the product of (A) the aggregate amount payable by the Subsidiary Guarantors on account of the Securities pursuant to the Subsidiary Guarantees times (B) the proportion (expressed as a fraction) that such Subsidiary Guarantor’s net worth at the date enforcement of the Subsidiary Guarantees is sought bears to the aggregate net worth of all Subsidiary Guarantors at such date, then such Subsidiary Guarantor shall be reimbursed by the other Subsidiary Guarantors for the amount of such excess, pro rata, based upon the respective net worth of such other Subsidiary Guarantors at the date enforcement of the Subsidiary Guarantees is sought.  This paragraph is intended only to define the relative rights of Subsidiary Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of Subsidiary Guarantors under their respective Subsidiary Guarantees.

The Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

Notwithstanding any other provision of this Subsidiary Guarantee or the Indenture, the Subsidiary Guarantor shall be released from this Subsidiary Guarantee if and when it ceases to be a subsidiary guarantor under, and as such term is defined in, the Credit Agreements, as provided in the Indenture.

No stockholder, officer, director, employer or incorporator, past, present or future, of the Subsidiary Guarantor, as such, shall have any personal liability under any Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

All terms used in this Subsidiary Guarantee shall have the meanings assigned to them in the Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until delivered to the Trustee.

THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed.

[ ]
As Subsidiary Guarantor

By
[Officer]
Attest: